EXHIBIT 99.1

A10 Networks Reports First Quarter 2019 Financial Results

SAN JOSE, Calif., April 25, 2019 -- A10 Networks (NYSE: ATEN), a provider of intelligent and automated cybersecurity solutions, today announced financial results for its first quarter ended March 31, 2019.

First Quarter 2019 Financial Summary

•	Revenue increased to $50.3 million, compared with $49.2 million in first quarter 2018

•	GAAP gross margin of 75.6 percent, non-GAAP gross margin of 76.3 percent

•	GAAP operating margin of (21.8) percent, non-GAAP operating margin of (11.4) percent

•	GAAP net loss of $12.3 million, or $0.16 per basic and diluted share, non-GAAP net loss of $7.2 million, or $0.09 per diluted share

A reconciliation between GAAP and non-GAAP information is contained in the financial statements below.

“During the quarter, the demand environment remained consistent with our expectations and we continued to make progress on our priorities for 2019, which includes driving growth and innovation in security, 5G and multi-cloud. Security product revenue grew 22 percent year-over-year to 34 percent of product revenue and we secured another 5G design win with a top mobile provider in Korea and forged ahead in our efforts to drive further product innovation that supports the commercial roll-out of 5G networks,” said Lee Chen, president and chief executive officer of A10 Networks. “We have a strong product portfolio, our win rate remains high and our team is energized by our opportunities in the market.”

Second Quarter 2019 Business Outlook (+)
For the second quarter of 2019, the company currently expects:

•	Revenue in the range of $51.0 million to $56.0 million

•	Non-GAAP gross margin in the range of 76.0 percent to 78.0 percent

•	Non-GAAP operating expenses in the range of $43.0 million to $44.0 million

•	Non-GAAP earnings per share to be between a loss of $0.08 and breakeven using approximately 76.0 million basic shares

(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

Prepared Materials and Conference Call Information
A10 Networks has made available a presentation with management’s prepared remarks on its first quarter 2019 financial results. These materials are accessible from the “Investor Relations” section of the A10 Networks website at investors.a10networks.com.

A10 Networks will host a conference call today at 4:30 p.m. Eastern time / 1:30 p.m. Pacific time for analysts and investors to discuss its first quarter 2019 financial results and outlook for its second quarter 2019. Open to the public, investors may access the call by dialing +1-844-792-3728 or +1-412-317-5105. A live audio webcast of the conference call will be accessible from the “Investor Relations” section of the A10 Networks website at investors.a10networks.com. The webcast will be archived for a period of one year. A telephonic replay of the conference call will be available two hours after the call, will run for five business days, and may be accessed by dialing +1-877-344-7529 or +1-412-317-0088 and entering the passcode 10130391. The press release and supplemental financials will be accessible from the “Investor Relations” section of the A10 Networks website prior to the commencement of the conference call.

Forward-Looking Statements
This press release contains “forward-looking statements,” including statements regarding our projections for our future operating results, the pace of growth in the market for our solutions, our pace of innovation, the drivers of growth and innovation for our solutions, our belief that we are on the right path, and our ability to maximize our opportunities. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Factors that may cause actual results to differ include execution risks related to closing key deals and improving our execution, the continued market adoption of our products, our ability to successfully anticipate market needs and opportunities, our timely development of new products and features, our ability to achieve or maintain profitability, any loss or delay of expected purchases by our largest end-customers, our ability to maintain or improve our competitive position, competitive and execution risks related to cloud-based computing trends, our ability to attract and retain new end-customers and our largest end-consumers, our ability to maintain and enhance our brand and reputation, changes demanded by our customers in the deployment and payment model for our products, continued growth in markets relating to network security, the success of any future acquisitions or investments in complementary companies, products, services or technologies, the ability of our sales team to execute well, our ability to shorten our close cycles, the ability of our channel partners to sell our products, variations in product mix or geographic locations of our sales, risks associated with our presence in international markets, weaknesses or deficiencies in our internal control over financial reporting, and our ability to timely file periodic reports required to be filed under the Securities Exchange Act of 1934.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying table contain certain non-GAAP financial measures, including non-GAAP net income (loss), non-GAAP gross profit and non-GAAP operating income (loss). Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies.

A10 Networks considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the company, exclusive of unusual events or factors that do not directly affect what we consider to be our core operating performance, and are used by the company's management for that purpose. We define non-GAAP net income (loss) as our GAAP net income (loss) excluding: (i) stock-based compensation, (ii) amortization expense related to acquisition and (iii) non-recurring expenses associated with the litigation settlement expense and internal investigation. We define non-GAAP gross profit as our GAAP gross profit excluding stock-based compensation. We define non-GAAP operating income (loss) as our GAAP income (loss) from operations excluding (i) stock-based compensation, (ii) amortization expense related to acquisition and (iii) non-recurring expenses associated with the litigation settlement expense and internal investigation.

We have included our non-GAAP net income (loss), non-GAAP gross profit and non-GAAP operating income (loss) in this press release. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure attached to this release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures on a forward-looking basis is not available due to high variability and low visibility with respect to the charges which are excluded from these non-GAAP measures.

About A10 Networks
A10 Networks (NYSE: ATEN) provides Reliable Security Always™, with a range of high-performance application networking solutions that help organizations ensure that their data center applications and networks remain highly available, accelerated and secure. Founded in 2004, A10 Networks is based in San Jose, Calif., and serves customers globally with offices worldwide. For more information, visit: www.a10networks.com and @A10Networks.

The A10 logo and A10 Networks are trademarks or registered trademarks of A10 Networks, Inc. in the United States and other countries. All other trademarks are the property of their respective owners.

Investor Contact:
Maria Riley & Chelsea Lish
The Blueshirt Group
415-217-7722
investors@a10networks.com

Source: A10 Networks, Inc.

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
Revenue:
Products	$28,230	$28,149
Services	22,060	21,034
Total revenue	50,290	49,183
Cost of revenue:
Products	7,516	7,109
Services	4,734	4,775
Total cost of revenue	12,250	11,884
Gross profit	38,040	37,299
Operating expenses:
Sales and marketing	24,483	26,904
Research and development	16,166	18,797
General and administrative	8,358	11,594
Total operating expenses	49,007	57,295
Loss from operations	(10,967)	(19,996)
Non-operating income (expense):
Interest expense	(155)	(33)
Interest and other income (expense), net	(633)	566
Total non-operating income (expense), net	(788)	533
Loss before income taxes	(11,755)	(19,463)
Provision for income taxes	517	207
Net loss	$(12,272)	$(19,670)
Net loss per share:
Basic and diluted	$(0.16)	$(0.27)
Weighted-average shares used in computing net loss per share:
Basic and diluted	74,809	72,232

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
(unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
GAAP net loss	$(12,272)	$(19,670)
Stock-based compensation	3,896	8,151
Amortization expense related to acquisition	253	253
Litigation and investigation expense	876	4,218
Non-GAAP net loss	$(7,247)	$(7,048)
Non-GAAP net loss per share:
Basic	$(0.10)	$(0.10)
Diluted	$(0.09)	$(0.09)
Weighted average shares used in computing non-GAAP net loss per share:
Basic	74,809	72,232
Diluted	77,491	74,579

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	March 31, 2019	December 31, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$33,967	$40,621
Marketable securities	88,784	87,754
Accounts receivable, net of allowances	44,802	53,972
Inventory	20,952	17,930
Prepaid expenses and other current assets	17,113	14,662
Total current assets	205,618	214,939
Property and equipment, net	13,126	7,262
Goodwill	1,307	1,307
Intangible assets	3,387	3,748
Other non-current assets	8,539	8,620
Total Assets	$231,977	$235,876
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$8,136	$8,202
Accrued liabilities	25,436	25,291
Deferred revenue	62,528	63,874
Total current liabilities	96,100	97,367
Deferred revenue, non-current	36,041	34,092
Other non-current liabilities	3,062	534
Total Liabilities	135,203	131,993
Stockholders’ Equity:
Common stock and additional paid-in-capital	381,196	376,273
Accumulated other comprehensive income (loss)	96	(144)
Accumulated deficit	(284,518)	(272,246)
Total Stockholders' Equity	96,774	103,883
Total Liabilities and Stockholders' Equity	$231,977	$235,876

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(12,272)	$(19,670)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,447	2,134
Stock-based compensation	3,896	8,151
Other non-cash items	(246)	389
Changes in operating assets and liabilities:
Accounts receivable	9,285	94
Inventory	(3,325)	827
Prepaid expenses and other assets	(2,409)	(1,687)
Accounts payable	(492)	(1,202)
Accrued and other liabilities	(3,616)	3,599
Deferred revenue	603	6,995
Other	71	18
Net cash used in operating activities	(6,058)	(352)
Cash flows from investing activities:
Proceeds from sales of marketable securities	8,674	10,709
Proceeds from maturities of marketable securities	4,500	17,150
Purchases of marketable securities	(13,859)	(27,220)
Purchases of property and equipment	(936)	(1,133)
Net cash used in investing activities	(1,621)	(494)
Cash flows from financing activities:
Proceeds from issuance of common stock under employee equity incentive plans	1,025	1,269
Other	—	(26)
Net cash provided by financing activities	1,025	1,243
Net (decrease) increase in cash and cash equivalents	(6,654)	397
Cash and cash equivalents - beginning of period	$40,621	$46,567
Cash and cash equivalents - end of period	$33,967	$46,964

A10 NETWORKS, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT
(unaudited, in thousands, except percentages)

	Three Months Ended March 31,
	2019	2018
GAAP gross profit	$38,040	$37,299
GAAP gross margin	75.6%	75.8%
Non-GAAP adjustments:
Stock-based compensation	325	893
Non-GAAP gross profit	$38,365	$38,192
Non-GAAP gross margin	76.3%	77.7%

RECONCILIATION OF GAAP LOSS FROM OPERATIONS TO NON-GAAP OPERATING INCOME (LOSS)
(unaudited, in thousands, except percentages)

	Three Months Ended March 31,
	2019	2018
GAAP loss from operations	$(10,967)	$(19,996)
GAAP operating margin	(21.8)%	(40.7)%
Non-GAAP adjustments:
Stock-based compensation	3,896	8,151
Amortization expense related to acquisition	253	253
Litigation and investigation expense	876	4,218
Non-GAAP operating loss	$(5,942)	$(7,374)
Non-GAAP operating margin	(11.8)%	(15.0)%